PRA Group Reports Second Quarter 2025 Results

Strong Portfolio Purchases at Attractive Returns Driving Record ERC; Double-Digit Cash Collections Growth with 60%+ Cash Efficiency Ratio

Net Income Attributable to PRA Group, Inc. of $42 Million Includes Approximately $30 million After-tax Gain from Previously Announced Sale of RCB Equity Interest in Brazil; $10 Million of Shares Repurchased

16% Adjusted EBITDA Growth Outpaces 13% Cash Collections Growth

Strong European Performance with Continued Focus on Transforming U.S. Business

NORFOLK, Va., August 4, 2025 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company"), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the second quarter of 2025 ("Q2 2025").

Q2 2025 Highlights (vs. Q2 2024)
•Total portfolio purchases of $346.5 million, down 8.7%, reflecting the lower target for full year 2025 of $1.2 billion compared to 2024 total portfolio purchases of $1.4 billion.
•Record estimated remaining collections (ERC)1 of $8.3 billion, up 21.9%.
•Total cash collections of $536.3 million, up 13.2%.
•Cash efficiency ratio2 of 62.4%, up 355 basis points.
•Net income attributable to PRA Group, Inc. of $42.4 million, up 96.9%, resulting in diluted earnings per share of $1.08. This includes a $29.7 million, or $0.75 per share, after-tax gain from the previously announced sale4 of the Company's equity interest in RCB, the servicing company for its nonperforming loan investments in Brazil.
•Adjusted EBITDA3 for the 12 months ended June 30, 2025 of $1.2 billion, up 16.4%.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except per share amounts)	2025	2024	2025	2024
Net income attributable to PRA Group, Inc.	$42,374	$21,516	$46,033	$24,991
Diluted earnings per share	$1.08	$0.54	$1.16	$0.63

"The second quarter represented another positive step in our journey of creating sustained shareholder value," said Martin Sjolund, president and chief executive officer. "We had another period of robust portfolio investments at attractive purchase price multiples, record ERC, and improved portfolio income as we continue to focus on high-return opportunities. Improvement in our cash efficiency ratio reflects the work we have been doing to increase cash collections and manage expenses, leading to Adjusted EBITDA growth that outpaced cash collections growth."

1.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios.
2.Calculated by dividing cash receipts less operating expenses by cash receipts. Cash receipts refers to cash collections on the Company's nonperforming loan portfolios, fees and revenue recognized from the Company's class action claims recovery services.
3.A reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA can be found at the end of this press release.
4.This transaction does not impact the Company's ownership of any portfolios in Brazil, nor its existing operations or future portfolio investment opportunities in this market.

"More importantly, we have hit the ground running since I've stepped into the CEO role. Building on PRA's global scale and strong foundation, we are working with urgency to drive a meaningful improvement in our financial and operational results over the long term. Leveraging my experience strengthening and growing our European business with a proven multi-year track record of performance, we are accelerating the transformation of our U.S. business across our three strategic pillars: optimizing investments, operational execution, and managing expenses. I have confidence in our ability to develop PRA into the leading player in our industry, and look forward to building on our momentum."

Cash Collections and Revenues
The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

Cash Collection Source	2025		2024
($ in thousands)	Q2	Q1	Q4	Q3	Q2
Americas and Australia Core	$301,698	$288,160	$257,711	$266,977	$263,828
Americas Insolvency	24,329	23,700	24,067	26,065	26,971
Europe Core	185,652	164,371	162,564	158,242	156,739
Europe Insolvency	24,609	21,205	23,724	25,826	26,344
Total cash collections	$536,288	$497,436	$468,066	$477,110	$473,882

Cash Collection Source -
Constant Currency-Adjusted	2025				2024
($ in thousands)	Q2				Q2
Americas and Australia Core	$301,698				$260,348
Americas Insolvency	24,329				26,935
Europe Core	185,652				166,348
Europe Insolvency	24,609				27,897
Total cash collections	$536,288				$481,528

•Total cash collections in Q2 2025 increased 13.2% to $536.3 million, compared to $473.9 million in the second quarter of 2024 ("Q2 2024").

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Portfolio income	$250,934	$209,290	$491,892	$411,346
Recoveries collected in excess of forecast	$40,302	$54,260	$56,802	$90,098
Changes in expected future recoveries	(7,010)	19,060	4,412	34,896
Changes in expected recoveries	$33,292	$73,320	$61,214	$124,994
Total portfolio revenue	$284,226	$282,610	$553,106	$536,340

•Portfolio income in Q2 2025 increased 19.9% to $250.9 million, compared to $209.3 million in Q2 2024.
•Total portfolio revenue in Q2 2025 increased 0.6% to $284.2 million, compared to $282.6 million in Q2 2024.

Expenses
•Operating expenses in Q2 2025 increased 3.9% to $202.6 million, compared to $195.0 million in Q2 2024. The increase was primarily due to increased investment in call center offshoring to provide greater operating flexibility as that channel continues to scale, as well as continued investments in our U.S. legal collections channel to drive future cash collections growth.
•Interest expense, net in Q2 2025 increased 12.6% to $62.4 million, compared to $55.4 million in Q2 2024, primarily reflecting higher debt balances to support portfolio investments.
•The effective tax rate for the six months ended June 30, 2025 was 26.5%.

Portfolio Purchases

Portfolio Purchase Source	2025		2024
($ in thousands)	Q2	Q1	Q4	Q3	Q2
Americas & Australia Core	$177,097	$165,503	$194,063	$263,613	$198,761
Americas Insolvency	22,186	12,953	9,460	10,162	26,627
Europe Core	142,465	108,390	220,875	71,507	127,991
Europe Insolvency	4,757	4,856	8,272	4,696	25,990
Total portfolio acquisitions	$346,505	$291,702	$432,670	$349,978	$379,369

•The Company purchased $346.5 million in portfolios of nonperforming loans in Q2 2025, an 8.7% decrease compared to $379.4 million in Q2 2024.
•At the end of Q2 2025, the Company had in place estimated forward flow commitments1 of $311.2 million over the next 12 months, comprised of $210.6 million in the Americas and Australia and $100.5 million in Europe.

Credit Availability
•Total availability under the Company's credit facilities as of June 30, 2025 was $840.7 million, comprised of $521.6 million based on current ERC and subject to debt covenants, and $319.1 million of additional availability subject to borrowing base and debt covenants, including advance rates.

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss its financial and operational results. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 646-357-8785 in the U.S. or 1-800-836-8184 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call, either visit the same website until August 4, 2026, or call 646-517-4150 in the U.S. or 1-888-660-6345 outside the U.S. and use access code 58095# until August 11, 2025.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe, and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that
1.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming loan portfolios at pre-established prices. These amounts represent our estimated forward flow purchases over the next 12 months under the agreements in place based on projections and other factors, including sellers' estimates of future forward flow sales, and are dependent on actual delivery by the sellers and, in some cases, the impact of foreign exchange rate fluctuations. Accordingly, amounts purchased under these agreements may vary significantly.

anticipated events will transpire or that the Company's expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Portfolio income	$250,934	$209,290	$491,892	$411,346
Changes in expected recoveries	33,292	73,320	61,214	124,994
Total portfolio revenue	284,226	282,610	553,106	536,340
Other revenue	3,462	1,619	4,201	3,475
Total revenues	287,688	284,229	557,307	539,815
Operating expenses
Compensation and benefits	75,724	74,241	149,047	147,838
Legal collection costs	37,583	35,274	70,977	61,965
Legal collection fees	15,625	13,762	30,855	25,874
Agency fees	22,688	21,008	44,056	40,731
Professional and outside services	21,071	18,124	42,174	43,174
Communication	9,417	11,577	19,894	24,155
Rent and occupancy	3,504	4,136	6,984	8,280
Depreciation, amortization and impairment	2,503	2,637	6,272	5,357
Other operating expenses	14,462	14,248	27,360	26,823
Total operating expenses	202,577	195,007	397,619	384,197
Income from operations	85,111	89,222	159,688	155,618
Other income/(expense)
Interest expense, net	(62,361)	(55,353)	(123,331)	(107,631)
Gain on sale of equity method investment	38,403	—	38,403	—
Foreign exchange (loss)/gain, net	50	(99)	(1)	128
Other	(75)	46	(255)	(160)
Income before income taxes	61,128	33,816	74,504	47,955
Income tax expense	15,415	8,702	19,727	11,088
Net income	45,713	25,114	54,777	36,867
Net income attributable to noncontrolling interests	3,339	3,598	8,744	11,876
Net income attributable to PRA Group, Inc.	$42,374	$21,516	$46,033	$24,991
Net income per common share attributable to PRA Group, Inc.
Basic	$1.08	$0.55	$1.17	$0.64
Diluted	$1.08	$0.54	$1.16	$0.63
Weighted average number of shares outstanding
Basic	39,323	39,364	39,436	39,319
Diluted	39,385	39,546	39,536	39,497

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$131,592	$105,938
Investments	66,500	66,304
Finance receivables, net	4,562,576	4,140,742
Income taxes receivable	24,136	19,559
Deferred tax assets, net	92,226	75,134
Right-of-use assets	26,268	32,173
Property and equipment, net	26,391	29,498
Goodwill	439,449	396,357
Other assets	65,629	65,450
Total assets	$5,434,767	$4,931,155
LIABILITIES AND EQUITY
Liabilities
Accrued expenses and accounts payable	$124,103	$141,211
Income taxes payable	37,549	28,584
Deferred tax liabilities, net	22,460	16,813
Lease liabilities	29,453	36,437
Interest-bearing deposits	168,656	163,406
Borrowings	3,614,208	3,326,621
Other liabilities	41,727	24,476
Total liabilities	4,038,156	3,737,548
Equity
Preferred stock, $0.01 par value, 2,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 39,074 shares issued and outstanding as of June 30, 2025; 100,000 shares authorized, 39,510 shares issued and outstanding as of December 31, 2024	391	395
Additional paid-in capital	14,086	17,882
Retained earnings	1,606,182	1,560,149
Accumulated other comprehensive loss	(283,734)	(443,394)
Total stockholders' equity - PRA Group, Inc.	1,336,925	1,135,032
Noncontrolling interests	59,686	58,575
Total equity	1,396,611	1,193,607
Total liabilities and equity	$5,434,767	$4,931,155

Select Expenses (Income) Amounts in thousands, pre-tax

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Noncash interest expense - amortization of debt premium and issuance costs	$1,962	$1,901	$2,241	$3,795	$2,331	$2,200	$2,177	$2,220
Change in fair value of derivatives	(1,748)	(2,570)	(4,686)	(5,706)	(5,628)	(5,930)	(6,734)	(6,545)
Amortization of intangibles	52	49	58	60	58	60	69	69
Impairment of real estate	—	831	—	—	—	—	202	5,037
Stock-based compensation expense	4,465	3,788	3,337	3,251	3,555	3,327	2,952	1,629

Purchase Price Multiples as of June 30, 2025 Amounts in thousands
Purchase Period	Purchase Price (1)(2)	Total Estimated Collections (3)	Estimated Remaining Collections (4)	Current Purchase Price Multiple	Original Purchase Price Multiple (5)
Americas and Australia Core
1996-2014	$2,336,839	$6,681,453	$78,176	286%	228%
2015	443,114	927,720	39,069	209%	205%
2016	455,767	1,100,505	50,637	241%	201%
2017	532,851	1,228,005	77,204	230%	193%
2018	653,975	1,547,865	112,494	237%	202%
2019	581,476	1,320,124	100,069	227%	206%
2020	435,668	961,557	108,427	221%	213%
2021	435,846	736,580	207,580	169%	191%
2022	406,082	720,041	264,772	177%	179%
2023	622,583	1,214,966	676,089	195%	197%
2024	823,662	1,734,516	1,394,320	211%	211%
2025	343,542	733,858	702,763	214%	214%
Subtotal	8,071,405	18,907,190	3,811,600
Americas Insolvency
1996-2014	1,414,476	2,723,019	2	193%	155%
2015	63,170	88,194	6	140%	125%
2016	91,442	118,534	75	130%	123%
2017	275,257	359,352	521	131%	125%
2018	97,879	136,921	203	140%	127%
2019	123,077	167,454	682	136%	128%
2020	62,130	90,738	5,352	146%	136%
2021	55,187	74,574	12,891	135%	136%
2022	33,442	47,809	18,764	143%	139%
2023	91,282	119,901	69,577	131%	135%
2024	68,391	99,619	76,563	146%	149%
2025	35,189	55,793	55,042	159%	159%
Subtotal	2,410,922	4,081,908	239,678
Total Americas and Australia	10,482,327	22,989,098	4,051,278
Europe Core
1996-2014	814,553	2,694,589	400,652	331%	205%
2015	411,340	766,350	127,274	186%	160%
2016	333,090	588,053	149,219	177%	167%
2017	252,174	364,311	89,269	144%	144%
2018	341,775	562,173	169,822	164%	148%
2019	518,610	872,535	307,692	168%	152%
2020	324,119	596,976	237,210	184%	172%
2021	412,411	723,959	372,728	176%	170%
2022	359,447	589,618	415,912	164%	162%
2023	410,593	695,957	527,680	170%	169%
2024	451,786	816,563	794,892	181%	180%
2025	264,668	481,332	469,955	182%	182%
Subtotal	4,894,566	9,752,416	4,062,305
Europe Insolvency
2014	10,876	19,178	—	176%	129%
2015	18,973	29,587	—	156%	139%
2016	39,338	58,295	528	148%	130%
2017	39,235	52,549	396	134%	128%
2018	44,908	53,277	1,134	119%	123%
2019	77,218	114,367	7,026	148%	130%
2020	105,440	161,278	13,288	153%	129%
2021	53,230	77,420	16,550	145%	134%
2022	44,604	64,543	29,617	145%	137%
2023	46,558	66,232	44,836	142%	138%
2024	43,459	64,128	52,365	148%	147%
2025	10,186	15,399	14,987	151%	151%
Subtotal	534,025	776,253	180,727
Total Europe	5,428,591	10,528,669	4,243,032
Total PRA Group	$15,910,918	$33,517,767	$8,294,310
(1)    Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented at the exchange rate at the end of the period in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the period-end exchange rate for the respective period of purchase.
(3)Non-U.S. amounts are presented at the period-end exchange rate for the respective period of purchase.
(4)Non-U.S. amounts are presented at the June 30, 2025 exchange rate.
(5)The original purchase price multiple represents the purchase price multiple at the end of the period of acquisition.

Portfolio Financial Information (1)
Amounts in thousands
	June 30, 2025 (year-to-date)				As of June 30, 2025
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Change in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables (3)
Americas and Australia Core
1996-2014	$23,044	$10,330	$10,120	$20,450	$26,393
2015	7,178	4,293	(718)	3,575	16,724
2016	9,619	5,698	955	6,653	18,634
2017	15,270	7,890	3,210	11,100	32,512
2018	26,944	11,767	3,909	15,676	58,310
2019	26,477	11,886	(2,579)	9,307	52,962
2020	29,633	12,447	(2,096)	10,351	58,619
2021	34,910	18,512	(3,173)	15,339	107,468
2022	49,942	21,982	(59)	21,923	157,702
2023	124,806	62,995	(24,093)	38,902	369,079
2024	211,045	128,793	8,423	137,216	732,714
2025	30,990	23,444	4,794	28,238	340,417
Subtotal	589,858	320,037	(1,307)	318,730	1,971,534
Americas Insolvency
1996-2014	501	13	494	507	—
2015	60	4	52	56	4
2016	162	11	84	95	67
2017	596	57	309	366	463
2018	624	23	280	303	189
2019	1,701	63	378	441	644
2020	5,937	533	(504)	29	5,083
2021	6,362	915	193	1,108	11,809
2022	5,559	1,154	339	1,493	16,338
2023	14,789	4,316	487	4,803	57,511
2024	10,990	5,672	(1,370)	4,302	56,047
2025	748	1,019	512	1,531	35,689
Subtotal	48,029	13,780	1,254	15,034	183,844
Total Americas and Australia	637,887	333,817	(53)	333,764	2,155,378
Europe Core
1996-2014	48,559	29,327	12,846	42,173	90,532
2015	14,747	6,024	5,641	11,665	62,911
2016	13,241	5,837	2,311	8,148	84,225
2017	7,861	2,879	(1,468)	1,411	59,384
2018	17,709	6,247	1,880	8,127	109,923
2019	31,282	9,921	10,728	20,649	207,280
2020	23,120	8,660	7,602	16,262	144,188
2021	30,880	12,868	5,256	18,124	225,257
2022	35,193	13,631	975	14,606	261,956
2023	47,512	19,141	3,134	22,275	315,245
2024	68,963	29,804	1,798	31,602	442,315
2025	10,956	4,527	2,271	6,798	259,519
Subtotal	350,023	148,866	52,974	201,840	2,262,735
Europe Insolvency
2014	82	—	82	82	—
2015	87	—	87	87	—
2016	289	42	233	275	136
2017	626	24	398	422	261
2018	976	52	288	340	972
2019	3,678	362	339	701	6,034
2020	9,302	728	1,440	2,168	12,348
2021	7,341	898	2,087	2,985	14,880
2022	7,844	1,505	1,514	3,019	25,059
2023	7,721	2,191	1,075	3,266	36,493
2024	7,472	3,113	660	3,773	38,113
2025	396	294	90	384	10,167
Subtotal	45,814	9,209	8,293	17,502	144,463
Total Europe	395,837	158,075	61,267	219,342	2,407,198
Total PRA Group	$1,033,724	$491,892	$61,214	$553,106	$4,562,576
(1)    Includes the nonperforming loan portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented using the average exchange rates during the current reporting period.
(3)Non-U.S. amounts are presented at the June 30, 2025 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of June 30, 2025 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (2)(3)	1996-2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	Total
Americas and Australia Core
1996-2014	$2,336.8	$4,371.9	$727.8	$470.0	$311.2	$222.5	$155.0	$96.6	$68.8	$51.0	$40.2	$49.4	$23.0	$6,587.4
2015	443.1	—	117.0	228.4	185.9	126.6	83.6	57.2	34.9	19.5	14.1	17.3	7.2	891.7
2016	455.8	—	—	138.7	256.5	194.6	140.6	105.9	74.2	38.4	24.9	24.0	9.6	1007.4
2017	532.9	—	—	—	107.3	278.7	256.5	192.5	130.0	76.3	43.8	39.2	15.3	1139.6
2018	654.0	—	—	—	—	122.7	361.9	337.7	239.9	146.1	92.9	75.9	26.9	1404.0
2019	581.5	—	—	—	—	—	143.8	349.0	289.8	177.7	110.3	77.7	26.5	1174.8
2020	435.7	—	—	—	—	—	—	132.9	284.3	192.0	125.8	87.0	29.6	851.6
2021	435.8	—	—	—	—	—	—	—	85.0	177.3	136.8	98.4	34.9	532.4
2022	406.1	—	—	—	—	—	—	—	—	67.7	195.4	144.7	49.9	457.7
2023	622.5	—	—	—	—	—	—	—	—	—	108.5	285.9	124.8	519.2
2024	823.7	—	—	—	—	—	—	—	—	—	—	145.9	211.0	356.9
2025	343.5	—	—	—	—	—	—	—	—	—	—	—	31.0	31.0
Subtotal	8,071.4	4,371.9	844.8	837.1	860.9	945.1	1,141.4	1,271.8	1,206.9	946.0	892.7	1,045.4	589.7	14,953.7
Americas Insolvency
1996-2014	1,414.5	1,949.8	340.8	213.0	122.9	59.1	22.6	5.8	3.3	2.3	1.5	1.3	0.5	2,722.9
2015	63.2	—	3.4	17.9	20.1	19.8	16.7	7.9	1.3	0.6	0.3	0.2	0.1	88.3
2016	91.4	—	—	18.9	30.4	25.0	19.9	14.4	7.4	1.8	0.9	0.6	0.2	119.5
2017	275.3	—	—	—	49.1	97.3	80.9	58.8	44.0	20.8	4.9	2.5	0.6	358.9
2018	97.9	—	—	—	—	6.7	27.4	30.5	31.6	24.6	12.7	2.5	0.6	136.6
2019	123.1	—	—	—	—	—	13.4	31.4	39.1	37.8	28.7	14.6	1.7	166.7
2020	62.1	—	—	—	—	—	—	6.5	16.1	20.4	19.5	17.0	5.9	85.4
2021	55.2	—	—	—	—	—	—	—	4.6	17.9	17.5	15.3	6.4	61.7
2022	33.4	—	—	—	—	—	—	—	—	3.2	9.2	11.1	5.6	29.1
2023	91.2	—	—	—	—	—	—	—	—	—	9.0	25.1	14.8	48.9
2024	68.4	—	—	—	—	—	—	—	—	—	—	12.1	11.0	23.1
2025	35.2	—	—	—	—	—	—	—	—	—	—	—	0.7	0.7
Subtotal	2,410.9	1,949.8	344.2	249.8	222.5	207.9	180.9	155.3	147.4	129.4	104.2	102.3	48.1	3,841.8
Total Americas and Australia	10,482.3	6,321.7	1,189.0	1,086.9	1,083.4	1,153.0	1,322.3	1,427.1	1,354.3	1,075.4	996.9	1,147.7	637.8	18,795.5
Europe Core
1996-2014	814.5	195.1	297.5	249.9	224.1	209.6	175.3	151.7	151.0	123.6	108.6	101.7	48.6	2,036.7
2015	411.3	—	45.8	100.3	86.2	80.9	66.1	54.3	51.4	40.7	33.8	30.4	14.7	604.6
2016	333.1	—	—	40.4	78.9	72.6	58.0	48.3	46.7	36.9	29.7	27.4	13.2	452.1
2017	252.2	—	—	—	17.9	56.0	44.1	36.1	34.8	25.2	20.2	17.9	7.9	260.1
2018	341.8	—	—	—	—	24.3	88.7	71.3	69.1	50.7	41.6	37.1	17.7	400.5
2019	518.6	—	—	—	—	—	48.0	125.7	121.4	89.8	75.1	68.2	31.3	559.5
2020	324.1	—	—	—	—	—	—	32.3	91.7	69.0	56.1	50.1	23.1	322.3
2021	412.4	—	—	—	—	—	—	—	48.5	89.9	73.0	66.6	30.9	308.9
2022	359.4	—	—	—	—	—	—	—	—	33.9	83.8	74.7	35.2	227.6
2023	410.6	—	—	—	—	—	—	—	—	—	50.2	103.1	47.5	200.8
2024	451.9	—	—	—	—	—	—	—	—	—	—	46.3	69.0	115.3
2025	264.7	—	—	—	—	—	—	—	—	—	—	—	11.0	11.0
Subtotal	4,894.6	195.1	343.3	390.6	407.1	443.4	480.2	519.7	614.6	559.7	572.1	623.5	350.1	5,499.4
Europe Insolvency
2014	10.9	—	4.3	3.9	3.2	2.6	1.5	0.8	0.3	0.2	0.2	0.2	0.1	17.3
2015	19.0	—	3.0	4.4	5.0	4.8	3.9	2.9	1.6	0.6	0.4	0.2	0.1	26.9
2016	39.3	—	—	6.2	12.7	12.9	10.7	7.9	6.0	2.7	1.3	0.8	0.3	61.5
2017	39.2	—	—	—	1.2	7.9	9.2	9.8	9.4	6.5	3.8	1.5	0.6	49.9
2018	44.9	—	—	—	—	0.6	8.4	10.3	11.7	9.8	7.2	3.5	1.0	52.5
2019	77.2	—	—	—	—	—	5.0	21.1	23.9	21.0	17.5	12.9	3.7	105.1
2020	105.4	—	—	—	—	—	—	6.0	34.6	34.1	29.7	25.5	9.3	139.2
2021	53.2	—	—	—	—	—	—	—	5.5	14.4	14.7	15.4	7.3	57.3
2022	44.6	—	—	—	—	—	—	—	—	4.5	12.4	15.2	7.8	39.9
2023	46.7	—	—	—	—	—	—	—	—	—	4.2	12.7	7.7	24.6
2024	43.4	—	—	—	—	—	—	—	—	—	—	9.5	7.5	17.0
2025	10.2	—	—	—	—	—	—	—	—	—	—	—	0.4	0.4
Subtotal	534.0	—	7.3	14.5	22.1	28.8	38.7	58.8	93.0	93.8	91.4	97.4	45.8	591.6
Total Europe	5,428.6	195.1	350.6	405.1	429.2	472.2	518.9	578.5	707.6	653.5	663.5	720.9	395.9	6,091.0
Total PRA Group	$15,910.9	$6,516.8	$1,539.6	$1,492.0	$1,512.6	$1,625.2	$1,841.2	$2,005.6	$2,061.9	$1,728.9	$1,660.4	$1,868.6	$1,033.7	$24,886.5
(1)Non-U.S. amounts are presented at the average exchange rates during the cash collections period.
(2)Includes the acquisition date finance receivables portfolios acquired through our business acquisitions.
(3)Non-U.S. amounts are presented at the exchange rate at the end of the period in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period-end exchange rate for the respective period of purchase.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net income attributable to PRA Group, Inc. plus income tax expense; plus interest expense, net; plus other expense; plus depreciation and amortization; plus impairment of real estate; plus net income attributable to noncontrolling interests; less gain on sale of equity method investment; and plus recoveries collected and applied to Finance receivables, net less Changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. The Company presents Adjusted EBITDA because the Company considers it an important supplemental measure of its operational and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of the Company's operational and financial performance as it excludes certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the operations of the Company's business, and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA for the last twelve months (LTM) ended June 30, 2025 and for the year ended December 31, 2024. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

	LTM	For the Year Ended
Adjusted EBITDA Reconciliation ($ in thousands)	June 30, 2025	December 31, 2024
Net income attributable to PRA Group, Inc.	$91,643	$70,601
Adjustments:
Income tax expense	29,671	21,032
Foreign exchange loss	138	9
Interest expense, net	244,967	229,267
Other expense	946	851
Depreciation and amortization	10,876	10,792
Impairment of real estate	831	—
Net income attributable to noncontrolling interests	14,840	17,972
Gain on sale of equity method investment	(38,403)	—
Recoveries collected and applied to Finance receivables, net less Changes in expected recoveries	884,583	787,028
Adjusted EBITDA	$1,240,092	$1,137,552

In addition, the Company uses return on average tangible equity ("ROATE"), which is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP, to monitor and evaluate operating performance relative to the Company's equity. Management believes ROATE is a useful financial measure for investors in evaluating the effective use of equity, and is an important component of its long-term stockholder return. Average tangible equity is defined as average Total stockholders' equity - PRA Group, Inc. less average goodwill and average other intangible assets. ROATE is calculated by dividing annualized Net income attributable to PRA Group, Inc. by average tangible equity.

ROATE may include certain items that are not indicative of the operating results of the Company's portfolio. Accordingly, the Company also uses Adjusted ROATE, which is defined as ROATE excluding the impact of gains/losses from the sale of equity method investments, to monitor and evaluate operating performance relative to the Company's equity. Management believes that Adjusted ROATE is a useful financial measure for investors because it excludes the impact of gains/losses that are not indicative of the operating results of the Company's portfolio.
The following table provides a reconciliation of Total stockholders' equity - PRA Group, Inc. as reported in accordance with GAAP to average tangible equity. The table also provides a reconciliation of net income attributable to PRA Group, Inc. to adjusted net income attributable to PRA Group, Inc. and provides the Company's ROATE and Adjusted ROATE for the periods indicated (in thousands, except for ratio data):

			Average Tangible Equity Reconciliation (1)
	Balance as of Period End		Second Quarter		Year-to-Date
	June 30, 2025	June 30, 2024	2025	2024	2025	2024
Total stockholders' equity - PRA Group, Inc.	$1,336,925	$1,145,463	$1,278,016	$1,137,395	$1,230,355	$1,147,300
Less: Goodwill	439,449	415,646	430,082	413,746	418,840	419,685
Less: Other intangible assets	1,541	1,597	1,515	1,632	1,494	1,668
Average tangible equity			$846,419	$722,017	$810,021	$725,947

			ROATE (2)
			Second Quarter		Year-to-Date
			2025	2024	2025	2024
Net income attributable to PRA Group, Inc.			$42,374	$21,516	$46,033	$24,991
Return on average tangible equity			20.0%	11.9%	11.4%	6.9%

			Adjusted ROATE (3)
			Second Quarter		Year-to-Date
			2025	2024	2025	2024
Net income attributable to PRA Group, Inc.			$42,374	$21,516	$46,033	$24,991
Less: Gain on sale of equity method investment, net of tax			$(29,686)	$—	$(29,686)	$—
Adjusted net income attributable to PRA Group, Inc.			$12,688	$21,516	$16,347	$24,991
Adjusted ROATE			6.0%	11.9%	4.0%	6.9%

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
757-431-7913
IR@PRAGroup.com

News Media Contact:
Giovanna Genard
Vice President, Global Communications and External Affairs | Marketing Leader
(757) 282-3343
mediainquiries@pragroup.com

1.Amounts represent the average balances for the respective periods. Equity balances are not adjusted for gain on sale of equity method investment, which would have a de minimus effect on Adjusted ROATE.
2.Based on annualized Net income attributable to PRA Group, Inc.
3.Based on annualized Adjusted net income attributable to PRA Group, Inc.